UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Election Under Maryland Law

On August 13, 2010, Integral Systems, Inc., a Maryland corporation (the “Company”), acted by resolution of its Board of Directors (the “Board”) to elect to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 (the “Election”) of the Maryland General Corporation Law (the “MGCL”). In accordance with Maryland law, articles supplementary describing the provisions of Title 3, Subtitle 8 of the MGCL to which the Company has elected to become subject (the “Articles Supplementary”) were filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland on August 13, 2010. A copy of the Articles Supplementary is filed as Exhibit 3.1.

The following is a summary description of the effect of the Election. This summary is intended to provide a general description only and is qualified in its entirety by the Articles Supplementary and the MGCL. Pursuant to Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 of the MGCL, unless and until the Election is repealed, the provisions of those sections apply notwithstanding any provision in the Company’s Articles of Amendment and Restatement, as further supplemented, amended and restated (the “Charter”), or the Company’s Amended and Restated By-laws, as further amended (the “By-laws”), or any other provision of the MGCL, to the contrary.

Board Classification. As a result of the Company’s election to be subject to Section 3-803 of the MGCL, the Board will now be classified into three separate classes of directors, with directors in each class generally serving three-year terms. Previously, the Board consisted of a single class of directors, with directors standing for election every year. The Board acted by resolution to classify the Board into three classes in accordance with Section 3-803 of the MGCL as follows: (1) Class I Directors will initially be Alan W. Baldwin, Thomas S. Moorman and Bonnie K. Wachtel, and will have an initial term continuing until the annual meeting of stockholders in 2011 and until their successors are elected and qualified; (2) Class II Directors will initially be James B. Armor, Jr., William F. Leimkuhler and R. Doss McComas, and will have an initial term continuing until the annual meeting of stockholders in 2012 and until their successors are elected and qualified; and (3) Class III Directors will initially be John M. Albertine, Paul G. Casner, Jr. and Bruce L. Lev, and will have an initial term continuing until the annual meeting of stockholders in 2013 and until their successors are elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and their successors are elected and qualified.

Removal Of Directors. As a result of the Company’s election to be subject to Section 3-804 of the MGCL, the removal of directors will now require the affirmative vote of at least two-thirds of all of the votes entitled to be cast by the stockholders generally in the election of directors. Previously, the removal of directors required the affirmative vote of a majority of all the votes entitled to be cast by the stockholders generally for the election of directors. In addition, as a result of the Board classification under Section 3-803 of the MGCL, the Company is now subject to Section 2-406(b)(3) of the MGCL, which provides that if directors have been divided into classes, a director may not be removed without cause. Previously, directors could be removed with or without cause.

Board Size. Also as a result of the Company’s election to be subject to Section 3-804 of the MGCL, the Board has the exclusive right to set the number of directors on the Board. Previously, either the Board or the stockholders could determine the number of directors on the Board, within the limits set forth in the By-laws.

Vacancies on the Board. Also as a result of the Company’s election to be subject to Section 3-804 of the MGCL, the Board has the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the Board, and any director elected by the Board to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified. Previously, the stockholders could elect a successor to fill a vacancy on the Board that resulted from the removal of a director, the Board could fill vacancies resulting from any increase in the number of directors or from any other cause, and any director elected by the Board to fill a vacancy would serve until the next annual meeting of stockholders and until his or her successor was elected and qualified.

Special Meetings Called At The Request Of Stockholders. As a result of the Company’s election to be subject to Section 3-805 of the MGCL, special meetings of the stockholders generally may now be called by the Secretary of the Company only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Previously, a special meeting of the stockholders generally could be called by the Secretary of the Company on the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at such meeting.

Amendment To The By-laws

On August 13, 2010, the Board of Directors adopted an amendment (the “Amendment”) to the By-laws. The following description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.2, and by Title 3, Subtitle 7 of the MGCL (such subtitle, the “Maryland Control Share Acquisition Act”).

Election Not To Be Subject To The Maryland Control Share Acquisition Act. The Amendment added a new Section 14 to Article II of the By-laws, which specifies that the Maryland Control Share Acquisition Act will not apply to any acquisition by any person of shares of the stock of the Company. The Maryland Control Share Acquisition Act generally provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by the stockholders on the matter. Shares owned by the acquiror, officers of the corporation and directors of the corporation who are also employees of the corporation are excluded from the shares entitled to vote on the matter. Under the statute “control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of any irrevocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of the voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within fifty days after receiving both the request and the undertaking. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights or control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Charter or Bylaws of the Corporation.

As a result of the Amendment, the Company is not subject to provisions of the Maryland Control Share Acquisition Act and therefore stockholders who acquire control shares in a control share acquisition do not need approval of the other stockholders before exercising full voting rights with respect to their shares on all matters.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Articles Supplementary of Integral Systems, Inc., dated August 13, 2010.

3.2	Amendment No. 6 to the Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendments No. 1, 2, 3, 4 and 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: August 13, 2010	By:	/s/ R. Miller Adams
	Name:	R. Miller Adams
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary of Integral Systems, Inc., dated August 13, 2010.

3.2	Amendment No. 6 to the Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendments No. 1, 2, 3, 4 and 5.